Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

FISCAL YEAR 2006

SUNNYVALE, Calif., February 14, 2006 — Blue Coat® Systems, Inc. (Nasdaq: BCSI), the leader in secure content and application delivery, today announced financial results for its third fiscal quarter of 2006 ended January 31, 2006. Net revenue for the third quarter was $35.5 million, an increase of 43.5% compared to net revenue of $24.7 million for the same quarter last year and a decrease of 3.2% compared to net revenue of $36.7 million in the prior quarter.

On a GAAP basis, the Company reported net income of $3.0 million, or $0.20 per diluted share, in the third quarter of fiscal 2006 compared to net income of $0.3 million, or $0.02 per diluted share, in the same quarter last year and net income of $4.2 million, or $0.28 per diluted share, in the prior quarter.

On a non-GAAP basis, the Company reported net income of $3.2 million, or $0.21 per diluted share, in the third quarter of fiscal 2006 compared to non-GAAP net income of $1.6 million, or $0.12 per diluted share, in the same quarter last year and non-GAAP net income of $4.7 million, or $0.32 per diluted share, in the prior quarter.

The non-GAAP financial measures presented above exclude the amortization of intangible assets, the write-off of capitalized software costs in the second quarter of fiscal 2006 associated with the failed implementation of a forecast system, and the subsequent recovery of a portion of the capitalized software costs in the third quarter of fiscal 2006. For the third quarter of fiscal 2005, the non-GAAP financial measures also exclude stock-based compensation expense.

Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $72.0 million, an increase of $9.5 million from the prior quarter.

“We are disappointed that the third quarter results did not achieve our expectations. The shortfall in revenue is due in significant part to two orders that did not close during the quarter,” said Brian NeSmith, president and chief executive officer of Blue Coat. “Although the Company has grown market share in the proxy appliance market, we are reaching levels at which any further gains in market share will occur more slowly. In addition, we see signs of slower growth within the proxy appliance market. We believe that our strong position in the proxy appliance market and our continued investments in technology and resources will enable us to extend our leadership within the market for secure content and application delivery,” added NeSmith.

Financial Outlook

For the fourth fiscal quarter ending April 30, 2006, the Company currently anticipates net revenue in the range of $34.5 - $35.5 million. GAAP net income is expected to be in the range of $0.5 - $1.3 million, or $0.03 - $0.09 per diluted share. On a non-GAAP basis, which excludes the amortization of intangible assets, net income is expected to be between $0.8 - $1.6 million, or $0.05 - $0.11 per diluted share. These estimates for the fourth fiscal quarter of 2006 reflect Blue Coat’s acquisition of Permeo Technologies, Inc. (“Permeo”), which is expected to close on or about March 1, 2006. The guidance above includes operating expenses related to Permeo in the range of $1.0 - $1.2 million (which represents monthly operating expenses in the range of $0.5 - $0.6 million related to Permeo), and has a dilutive effect of $0.06 - $0.08 per diluted share on both a GAAP and non-GAAP basis. Purchase accounting expenses related to the acquisition of Permeo, such as the amortization of intangible assets and in-process research and development expenses, are not included in the guidance above as such amounts are not currently available.

About Non-GAAP Financial Measures

Blue Coat uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share data. These measures are not in accordance with, or an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the amortization of intangible assets, the write-off and recovery of capitalized software, and stock-based compensation expense. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations since items such as the amortization of intangible assets, the write-off and recovery of capitalized software, and stock-based compensation resulting from acquisitions in prior periods are not considered to impact current resource allocation decisions. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call & Webcast

The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results of its third fiscal quarter ended January 31, 2006. Participants should call (612) 332-0530 with the passcode: 817705. A replay of the call will be available starting February 14, 2006 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 817705. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing — while actually improving Web performance. Trusted by many of the world’s largest organizations, Blue Coat has shipped more than 25,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding our expectations, beliefs, intentions, assumptions or strategies regarding the future; the financial outlook for the fourth fiscal quarter of 2006; the expected timing of closing of the Permeo acquisition and the expect impact of the Permeo acquisition on our monthly operating expenses; and our ability to expand our market share and leadership position in the market for secure content and application delivery. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements. These forward-looking statements may differ materially from actual events or results due to numerous risks and uncertainties, including increasing competition and slower growth in the proxy appliance market; limitations in our ability to forecast quarterly operating results, which have been and may continue to be volatile; variations in the amounts and timing of sales through our channel partners and to other customers; difficulties in generating significant sales in international markets; manufacturing and sourcing risks; variations in customer demand for our product mix and services; our reliance on third party partners; product defects; rapid technological changes or other changes in the competitive environment; our ability to protect our proprietary technology; our ability to integrate and operate acquired businesses and technologies successfully, including whether the Permeo acquisition will close as expected on or about March 1, 2006 or at all, and whether Permeo’s operating expenses will be materially greater than currently anticipated; additional costs and resources necessary to address SEC investigations, litigation, or product liability claims; currency fluctuations and other international factors; and macroeconomic conditions. These and other risks relating to our business are set forth in our most recently filed Form 10-K for the fiscal year ended April 30, 2005 and Form 10-Q for the fiscal quarter ended October 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

Copyright (C) 2006, Blue Coat Systems, Inc. All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Investor Contact:	Carla Chun	Media Contact:	Steve Schick
	Blue Coat Systems		Blue Coat Systems
	carla.chun@bluecoat.com		steve.schick@bluecoat.com
	408-220-2318		408-220-2076

BLUE COAT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2006	April 30, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,554	$47,264
Short-term investments	10,080	—
Accounts receivable, net	18,222	11,541
Inventories	959	350
Prepaid expenses and other current assets	3,850	3,460

Total current assets	93,665	62,615

Property and equipment, net	7,187	3,763
Restricted investments	1,357	1,855
Goodwill	24,753	24,753
Identifiable intangible assets, net	3,083	3,993
Other assets	810	883

Total assets	$130,855	$97,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,145	$3,743
Accrued payroll and related benefits	5,197	3,468
Deferred revenue	23,522	13,592
Accrued restructuring	1,362	2,729
Other accrued liabilities	3,699	3,849

Total current liabilities	38,925	27,381

Deferred revenue, less current portion	6,154	3,318
Deferred rent, less current portion	1,465	—
Accrued restructuring, less current portion	253	914

Total liabilities	46,797	31,613

Commitments and Contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	934,424	927,184
Treasury stock	(903)	(903)
Deferred stock compensation	(2)	(10)
Accumulated deficit	(849,466)	(860,024)
Accumulated other comprehensive income	3	1

Total stockholders’ equity	84,058	66,249

Total liabilities and stockholders’ equity	$130,855	$97,862

BLUE COAT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended January 31,
	January 31, 2006	October 31, 2005	January 31, 2005	2006	2005
Net revenue:
Product	$28,986	$30,674	$20,133	$87,550	$55,180
Service	6,531	6,028	4,616	18,037	12,621

Total net revenue	35,517	36,702	24,749	105,587	67,801
Cost of revenue:
Product	7,732	8,168	6,552	24,465	18,350
Service	2,587	2,475	1,409	6,927	4,030

Total cost of revenue	10,319	10,643	7,961	31,392	22,380

Gross profit	25,198	26,059	16,788	74,195	45,421
Operating expenses:
Research and development	6,403	5,928	4,240	17,696	11,912
Sales and marketing	13,202	12,937	8,743	37,808	23,545
General and administrative	2,940	3,095	3,529	8,713	7,305
Amortization of intangible assets	174	174	170	522	474

Total operating expenses	22,719	22,134	16,682	64,739	43,236

Operating income	2,479	3,925	106	9,456	2,185
Interest income	635	458	208	1,460	450
Other income (expense)	(91)	(67)	(36)	(101)	(20)

Income before income taxes	3,023	4,316	278	10,815	2,615
Provision for income taxes	9	158	11	257	61

Net income	$3,014	$4,158	$267	$10,558	$2,554

Basic net income per common share	$0.23	$0.33	$0.02	$0.83	$0.22

Diluted net income per common share	$0.20	$0.28	$0.02	$0.73	$0.20

Shares used in computing basic net income per common share	12,962	12,705	11,992	12,674	11,418

Shares used in computing diluted net income per common share	14,845	14,651	13,245	14,544	12,755

BLUE COAT SYSTEMS, INC.

RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended January 31,
	January 31, 2006	October 31, 2005	January 31, 2005	2006	2005
Net income excluding certain charges and benefits (Non-GAAP)	$3,160	$4,734	$1,559	$11,584	$4,872
Amortization of intangible assets (Cost of revenue) (1)	(129)	(130)	(108)	(389)	(108)
Amortization of intangible assets (Opex) (1)	(174)	(174)	(170)	(522)	(474)
Recovery/(Write-off) of capitalized software (2)	157	(272)	—	(115)	—
Stock-based compensation (3)	—	—	(1,014)	—	(1,736)

Net income	$3,014	$4,158	$267	$10,558	$2,554

Diluted net income per common share excluding certain charges and benefits (Non-GAAP)	$0.21	$0.32	$0.12	$0.80	$0.38

Amortization of intangible assets (Cost of revenue)	(0.01)	(0.01)	(0.01)	(0.03)	(0.01)
Amortization of intangible assets (Opex)	(0.01)	(0.01)	(0.01)	(0.03)	(0.04)
Recovery/(Write-off) of capitalized software	0.01	(0.02)	—	(0.01)	—
Stock-based compensation	—	—	(0.08)	—	(0.13)

Diluted net income per share	$0.20	$0.28	$0.02	$0.73	$0.20

Shares used in computing diluted net income per common share	14,845	14,651	13,245	14,544	12,755

(1)	Amortization of intangible assets associated with the acquisitions of Cerberian, Inc. and Ositis Software, Inc. in November 2004 and November 2003, respectively.
(2)	In fiscal Q2 2006 the company wrote-off capitalized software associated with a planning and budgeting system due to the software vendor’s inability to deliver a functioning product. In fiscal Q3 2006, a portion of the amount was recovered from the software vendor and recognized as a benefit. Both the write-off and recovery are included in general and administrative expense in the respective quarter.
(3)	In fiscal Q3 2005 the Company recorded a $1.0 million charge due to a stock option modification in a severance agreement with the Company’s then departing Chief Financial Officer where the exercise period was extended beyond the original terms and the vesting of certain options was accelerated upon termination. For the nine months ended January 31, 2005 stock-based compensation consisted of the $1.0 million charge associated with the aforementioned stock modification as well as stock compensation relating to shares issued to former employees of Ositis who remained with the Company after the acquisition of Ositis.